Exhibit 5.3
June 22, 2011
Elan Finance public limited company
Elan Finance Corp.
Elan Corporation, plc
c/o Elan Corporation, plc
Treasury Building
Lower Grand Canal Street
Dublin 2, Ireland
          Re: 8.75% Senior Notes due 2016
Ladies and Gentlemen:
     We have acted as United States and New York counsel to Elan Finance Corp., a Delaware corporation (“Elan Finance Corp.”), and Elan Finance public limited company, an Irish public limited company (“Elan Finance plc” and, together with Elan Finance Corp., the “Co-Issuers”), and to Elan Corporation, plc, an Irish public limited company (“Elan”), and certain of Elan’s subsidiaries listed on Exhibit A hereto (each a “Delaware Guarantor” and collectively the “Delaware Guarantors”) in connection with the Co-Issuers’ Registration Statement, as amended, on Form F-4 (the “Registration Statement”), as filed with the United States Securities and Exchange Commission (the “Commission”), with respect to the Co-Issuers’ offer to exchange (the “Exchange Offer”) up to $200,000,000 of the Co-Issuers’ 8.75% Senior Notes due 2016 (the “Exchange Notes”) for an identical principal amount of Co-Issuers’ outstanding 8.75% Senior Notes due 2016 (the “Outstanding Notes”). Capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.
     The Exchange Notes are to be issued under an Indenture, dated as of August 17, 2010 (the “Indenture”), among the Co-Issuers, the Delaware Guarantors, the entities listed on Exhibit B attached hereto (the “Other Guarantors” and, together with the Delaware Guarantors, the “Guarantors;” the Guarantors, together with the Co-Issuers, the “Issuers”) and The Bank of New York Mellon, as trustee (the “Trustee”). The Indenture, the Exchange Notes and the Guarantees are collectively referred to as the “Transaction Documents”. The Delaware Guarantors and Elan Finance Corp. are collectively referred to as the “Delaware Issuers”. The Issuers other than the Delaware Issuers are collectively referred to as the “Other Issuers”.
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and instruments as we deemed necessary and appropriate to enable us to render the opinion expressed below.
     In our examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.
     Based on the foregoing and subject to the qualifications and assumptions set forth herein, it is our opinion that:
     1. Each Delaware Issuer is validly existing as a corporation or limited liability company in good standing under the laws of the State of Delaware, has the power and authority to own, lease and operate its properties as described in the Registration Statement and has the power and authority to execute, deliver and perform its obligations under the Transaction Documents.
     2. The Indenture has been duly authorized, executed and delivered by each Delaware Issuer and, assuming due authorization by the Other Issuers, has been duly executed by the Other Issuers, to the extent that execution is governed by New York law, and has been duly delivered by the Other Issuers, to the extent that delivery is governed by New York law, and (assuming the due authorization, execution and delivery of the Indenture by the Trustee) is a legal, valid and binding agreement of each Issuer, enforceable against each Issuer in accordance with its terms, except that the enforceability thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws of general applicability now or hereinafter in effect relating to or affecting creditors’ rights and remedies generally and (B) general equitable principles and the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).
     3. The Exchange Notes have been duly authorized by Elan Finance Corp. Assuming the Registration Statement, as finally amended, has become effective under the Securities Act of 1933, as amended (the “Act”), the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), the Exchange Notes have been executed, authenticated and delivered in accordance with the terms of the Indenture and the Exchange Offer, the Exchange Offer and the Indenture have been duly authorized by each Other Issuer and the Exchange Notes have been duly authorized by Elan Finance plc, the Exchange Notes will be legal, valid and binding obligations of the Co-Issuers, enforceable against the Co-Issuers in accordance with their terms and entitled to the benefits provided by the Indenture, except that the enforceability thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws of general applicability now or hereinafter in effect relating to or affecting creditors’ rights and remedies generally and (B) general equitable principles and the discretion of the court before which any proceeding therefore may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).
     4. The Guarantees have been duly authorized by the Delaware Guarantors. Assuming the Registration Statement, as finally amended, has become effective under the Act, the Indenture has been qualified under the TIA and the Exchange Notes have been executed, authenticated and delivered in accordance with the provisions of the Indenture, the Exchange Offer and the Indenture have been duly authorized by each Other Issuer and the Guarantors have been duly authorized by each other Guarantor, each Guarantee will be a legal, valid and binding obligation of the Guarantors, enforceable against the Guarantors in accordance with their terms and entitled to the benefits provided by the Indenture, except that the enforceability thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws of general applicability now or hereinafter in effect relating to or affecting creditors’ rights and remedies generally and (B) general equitable principles and the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).
     We are members of the Bar of the State of New York and do not purport to be experts in, or to express any statement concerning the laws of, any jurisdictions other than the laws of the State of New York, the Delaware General Corporation Law and the federal laws of the United States of America.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the prospectus forming a part thereof. Our consent to such reference does not constitute a consent under Section 7 of the Act and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Cahill Gordon & Reindel llp

Exhibit A — Delaware Guarantors
Athena Neurosciences, Inc.
Elan Drug Delivery, Inc.
Elan Pharmaceuticals, Inc.

Exhibit B — Other Guarantors
Elan Holdings, Inc.
Elan Corporation, plc
Elan Holdings Limited
Elan Management Limited
Elan Pharma International Limited
Elan Science Four Limited
Elan Transdermal Limited
The Institute of Biopharmaceutics Limited
Keavy Finance Limited
Crimagua Limited
Orchardbrook Limited
Elan Pharma Limited
Meadway Pharmaceuticals Ltd.
The Liposome Company Limited
Monksland Holdings B.V.
Elan International Insurance Ltd.
Elan International Services Ltd.
Neuralab Limited